UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 23, 2009, Rentech, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RTK Acquisition Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), RTK Acquisition Sub, LLC, another wholly-owned subsidiary of the Company (“Second Merger Sub”), SilvaGas Holdings Corporation (“SilvaGas”), Milton Farris, as Stockholder Representative, John A. Williams, as Principal Stockholder and certain other stockholders of SilvaGas. The transactions contemplated by the Merger Agreement closed on June 30, 2009 at which time Merger Sub merged with and into SilvaGas, with SilvaGas being the surviving corporation, and immediately thereafter SilvaGas merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly owned subsidiary of the Company. As part of the closing the Company issued 14,503,670 shares of common stock to the SilvaGas stockholders, approximately 6.8 million of which were deposited with an escrow agent to support certain indemnification obligations of the SilvaGas stockholders. The issuance of such securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of such Act. The Company has agreed to use commercially reasonable efforts to file a registration statement within 30 days of June 30, 2009 to register the shares for resale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: July 7, 2009

By: /s/ Colin Morris
Colin M. Morris
Vice President and General Counsel